Exhibit 99.1

News Release Contact: Michael A. Kuglin Chief Financial Officer & Chief Accounting Officer P.O. Box 206, Whippany, NJ 07981-0206 Phone: 973-503-9252

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FOR IMMEDIATE RELEASE

Suburban Propane Partners, L.P. Declares

Quarterly Distribution of $0.8875 per Common Unit

Whippany, New Jersey, January 21, 2016 -- Suburban Propane Partners, L.P. (NYSE:SPH), a nationwide distributor of propane, fuel oil and related products and services, as well as a marketer of natural gas and electricity, today announced that its Board of Supervisors declared a quarterly distribution of $0.8875 per Common Unit for the three months ended December 26, 2015. This quarterly distribution rate equates to an annualized rate of $3.55 per Common Unit. The distribution is payable on February 9, 2016 to Common Unitholders of record as of February 2, 2016.

Nominees are hereby notified that there is a withholding requirement of 39.6% for foreign partners from the $0.8875 per unit cash distribution under Section 1446 of the Internal Revenue Code.

Suburban Propane Partners, L.P. is a publicly-traded master limited partnership listed on the New York Stock Exchange. Headquartered in Whippany, New Jersey, Suburban has been in the customer service business since 1928. The Partnership serves the energy needs of approximately 1.1 million residential, commercial, industrial and agricultural customers through 700 locations in 41 states.

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